SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 30, 2003

Commission File No. 1-9158

MAI SYSTEMS CORPORATION

(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	22-2554549 (I.R.S. Employer Identification No.)

26110 Enterprise Way
Lake Forest, California
92630
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (949) 598-6000

Item 9. Regulation FD Disclosure
SIGNATURES

Item 9. Regulation FD Disclosure

MAI Systems Corporation (the “Company”), American Stock Exchange Symbol “NOW”, hereby gives notice that the Company, as approved by its Board of Directors, has filed a voluntary application with the American Stock Exchange for the delisting of its shares of common stock, subject to the requirements of the Securities and Exchange Commission (“SEC”) and the American Stock Exchange (“AMEX”).

Reason for Application for Delisting

The Company’s Board of Directors determined that it was in the Company’s best interests to de-list based upon the significant savings in overhead cost of being an AMEX company.

Concurrent Application to Trade on the Over-The-Counter Bulletin Board

The Company has made concurrent application to have its shares traded on the Over-The-Counter Bulletin Board (“OTCBB”) upon their delisting from AMEX. As of the date of this filing no symbol has been assigned yet for the OTCBB.

Proposed Effective Date of Application for Delisting

The Company has requested that the delisting be effective as soon as its applications have been approved by the SEC and the AMEX and its shares are approved for trading on the OTCBB. It is expected that such delisting will occur before the end of May 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAI SYSTEMS CORPORATION (Registrant)

Date: April 30, 2003	/s/W. Brian Kretzmer W. Brian Kretzmer Chief Executive Officer and President (Chief Executive Officer)

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